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                                                                       Ex. 99(j)

The Board of Trustees
Nationwide Mutual Funds:

We consent to the use of our reports dated December 17, 1999 on the financial statements of the Nationwide Mutual Funds as incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the prospectus and "Auditors" in the statement of additional information.




Columbus, Ohio
February 29, 2000